Exhibit 5


                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945



                                                      October 20, 1998



   Valley National Bancorp
   1455 Valley Road
   Wayne, New Jersey  07470

            Re:      Registration Statement on Form S-8
                     of Shares of Common Stock issuable
                     pursuant to options granted under the
                     1996 Stock-Based Incentive Plan

                     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Valley National Bancorp (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of the Company, no par value (the "Shares") issuable pursuant to options granted under the 1996 Stock-Based Incentive Plan (the "Plan") (formerly a plan of Wayne Bancorp, Inc.).

                     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

                     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

                     Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares shall have been duly issued in the manner contemplated by the Registration Statement (including the Prospectus which is not filed herewith) and the Plan and for consideration determined in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

                     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                     We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
   Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,



                                           PITNEY, HARDIN, KIPP & SZUCH